                                                              EXHIBIT (a)(1)(F)
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

References to "Section" herein are to the Internal Revenue Code of 1986, as amended, unless otherwise indicated.

------------------------------------------------
                             Give the
                             SOCIAL SECURITY
For this type of account:    number of--
------------------------------------------------
1. An individual's account   The individual


2. Two or more individuals   The actual owner of
   (joint account)           the account or, if
                             combined funds, the
                             first individual on
                             the account(1)

3. Husband and wife (joint   The actual owner of
   account)                  the account or, if
                             joint funds, the
                             first individual on
                             the account(1)

4. Custodian account of a    The minor(2)
   minor
   (Uniform Gift to Minors
   Act)

5. Adult and minor (joint    The adult or, if
   account)                  the minor is the
                             only contributor,
                             the minor(1)

6. Account in the name of    The ward, minor, or
   guardian or committee     incompetent
   for a designated ward,    person(3)
   minor, or incompetent
   person

7.a.  The usual revocable    The grantor-
      savings trust account  trustee(1)
      (grantor is also
      trustee)
  b.  So-called trust        The actual owner(1)
      account that is not a
      legal or valid trust
      under State law

8. Sole proprietorship       The owner(4)
   account
------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

                                        -------------------------------------
                             Give the EMPLOYER
                             IDENTIFICATION
For this type of account:    number of--
                                        -------------------------------------
 9. A valid trust, estate,   The legal entity
    or pension fund.         (Do not furnish the
                             identifying number
                             of the personal
                             representative or
                             trustee unless the
                             legal entity itself
                             is not designated
                             in the account
                             title.)(5)
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

10. Corporate account        The corporation

11. Religious, charitable,   The organization
    or educational
    organization account

12. Partnership account      The partnership
    held in the name of the
    business

13. Association, club, or    The organization
    other tax-exempt
    organization

14. A broker or registered   The broker or
    nominee                  nominee

15. Account with the         The public entity
    Department of
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments
                                        -------------------------------------

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding
Payees generally exempted from backup withholding on broker transactions include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan or a custodian account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
 . The United States, or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.

Exempt payees described above should file Form W-9 or, if applicable, the appropriate Form W-8 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND SIGN AND DATE THE FORM IN ORDER TO AVOID ERRONEOUS BACKUP WITHHOLDING.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury Regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations thereunder.

Privacy Act Notice.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish TIN.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect To Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number.--If the payor discloses or uses TINs in violation of Federal law, the payor may be subject to civil and criminal penalties.

                      FOR ADDITIONAL INFORMATION CONTACT
                        YOUR TAX CONSULTANT OR THE IRS.